                                                                                     Exhibit Exhibit 21.1

Subsidiaries of Aetna Inc.

Listed below are subsidiaries of Aetna Inc. at December 31, 2010 with their jurisdictions of organization shown in parentheses.  Subsidiaries excluded from the list below would not, in the aggregate, constitute a “significant subsidiary” of Aetna Inc., as that term is defined in Rule 1-02(w) of Regulation S-X.

•	Aetna Health Holdings, LLC (Delaware)
o	Aetna Health of California Inc. (California)
o	Aetna Health Inc. (Connecticut)
o	Aetna Health Inc. (Florida)
o	Aetna Health Inc. (Georgia)
o	Aetna Health Inc. (Maine)
o	Aetna Health Inc. (Michigan)
o	Aetna Health Inc. (New Jersey)
o	Aetna Health Inc. (New York)
o	Aetna Health Inc. (Washington)
o	Aetna Health Inc. (Pennsylvania)
o	Aetna Health Inc. (Texas)
o	AET Health Care Plan, Inc. (Texas)
o	Aetna Family Plans of Georgia Inc. (Georgia)
o	Aetna Dental of California Inc. (California)
o	Aetna Dental Inc. (New Jersey)
o	Aetna Dental Inc. (Texas)
o	Aetna Rx Home Delivery, LLC (Delaware)
o	Aetna Health Management, LLC (Delaware)
o	Aetna Ireland Inc. (Delaware)
o	Chickering Claims Administrators, Inc. (Massachusetts)
o	Aetna Specialty Pharmacy, LLC (Delaware)
o	Cofinity, Inc. (Delaware)
o	@Credentials Inc. (Delaware)
o	Strategic Resource Company (South Carolina)
o	Aetna Better Health Inc. (Connecticut)
o	Aetna Better Health Inc. (Florida)
o	Aetna Better Health Inc. (Illinois)
o	Aetna Better Health, Inc. (Louisiana)
o	Aetna Better Health Inc. (Pennsylvania)
o	Aetna Student Health Agency Inc. (Massachusetts)
o	Delaware Physicians Care, Incorporated (Delaware)
o	Missouri Care, Incorporated (Missouri)
o	SABH of Arizona, Incorporated (Arizona)
o	Schaller Anderson Medical Administrators, Incorporated (Delaware)
o	Schaller Anderson, L.L.C. (Arizona)
•	Aetna Life lnsurance Company (Connecticut)
o	AHP Holdings, Inc. (Connecticut)
–	Aetna Insurance Company of Connecticut (Connecticut)
–	AE Fourteen, Incorporated (Connecticut)
–	Aetna Life Assignment Company (Connecticut)
o	PE Holdings, LLC (Connecticut)
o	Azalea Mall, L.L.C. (Delaware)
o	Canal Place, LLC (Delaware)
o	Aetna Ventures, LLC (Delaware)

o	Aetna Government Health Plans, LLC (Delaware)
o	Broadspire National Services, Inc. (Florida)
•	Aetna Financial Holdings, LLC (Delaware)
o	Aetna Behavioral Health of Delaware, LLC (Delaware)
o	Aetna Asset Advisors, LLC (Delaware)
o	U.S. Healthcare Properties, Inc. (Pennsylvania)
o	Aetna Capital Management, LLC (Delaware)
–	Aetna Partners Diversified Fund, LLC (Delaware)
–	Aetna Partners Diversified Fund (Cayman), Limited (Cayman)
o	Aetna Workers' Comp Access, LLC (Delaware)
o	Aetna Behavioral Health, LLC (Delaware)
o	Managed Care Coordinators, Inc. (Delaware)
o	Aetna Integrated Informatics, Inc. (Pennsylvania)
o	Horizon Behavioral Services, LLC
–	Employee Assistance Services, LLC (KY)
–	Health and Human Resource Center, Inc. (CA)
–	Resources for Living, LLC (TX)
–	The Vasquez Group Inc. (IL)
–	Work and Family Benefits, Inc. (NJ)
o	Leading Benefit Solutions, LLC (Connecticut)
•	Aetna Health and Life lnsurance Company (Connecticut)
•	Aetna Health lnsurance Company (Pennsylvania)
•	Aetna Health lnsurance Company of New York (New York)
•	Aetna Risk Indemnity Company Limited (Bermuda)
•	Aetna International Inc. (Connecticut)
o	Aetna Life & Casualty (Bermuda) Ltd. (Bermuda)
o	Aetna Global Benefits (UK) Limited (England & Wales)
o	Aetna Health Services (UK) Limited (England & Wales)
o	Aetna Global Benefits (Bermuda) Limited (Bermuda)
–	Goodhealth Worldwide (Global) Limited (Bermuda)
–	Aetna Global Benefits (Europe) Limited (England & Wales)
–	Aetna Global Benefits (Asia Pacific) Limited (Hong Kong)
–	Goodhealth Worldwide (Asia) Limited (Hong Kong)
–	GWL (UK) Limited (England & Wales)
–	Aetna Global Benefits Limited (DIFC, UAE)
–	Aetna Health Services (Middle East) FZ-LLC (DOZ-UAE)
o	Aetna Health Insurance Company of Europe Limited (Ireland)
o	Aetna (Shanghai) Enterprise Services Co. Ltd. (China)
o	Aetna Global Benefits Administrators Inc. (Florida)
o	Aetna Global Benefits (Singapore) PTE. LTD. (Singapore)
•	AUSHC Holdings, Inc. (Connecticut)
o	PHPSNE Parent Corporation (Delaware)
•	Active Health Management, Inc. (Delaware)
o	Health Data & Management Solutions, Inc. (Delaware)
•	Health Re, Inc. (Vermont)
•	ASI Wings, L.L.C. (Delaware)
•	Luettgens Limited (Connecticut)
•	Dragon Acquisition Company (Delaware)